UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

CELLYNX GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

4014 Calle Isabella San Clemente, California 92672
(Address of principal executive offices)

(916) 305-5290

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                      Changes in Registrant’s Certifying Accountant.

The registrant reports in this current report on form 8K, a change in certifying accountant. Effective May 8, 2012, acting on the recommendation of the Audit Committee of Cellynx Group, Inc., the Board of Directors of CelLynx Group, Inc. (the “Registrant”), passed a resolution, not to renew the Gruber & Company, LLC (“Gruber & Company”) engagement. Gruber & Company has audited the financial statements of the Company for the fiscal years ending September 30, 2011 and 2010. This dismissal of Gruber and Company, was made based upon the recent acquisition by 5BARz International Inc. of a 60% interest in Cellynx Group, Inc. The acquirer’s auditor, Thomas J. Harris, CPA, has been engaged to complete the audit for both Cellynx Group, Inc. and 5BARz International Inc., a decision which provides certain efficiencies in the audit process.

(a)(1) Previous Independent Accountant

(i)	The Registrant reports a change in certifying accountant which involves the dismissal of Gruber & Company, the Registrants independent registered public accounting firm, effective May 8, 2012.
(ii)	Gruber & Company audited the financial statements for the Registrant for fiscals years ended September 30, 2011 and 2010. Prior to the decision not to renew the Gruber & Company, LLC engagement, Gruber & Company’s reports did not have an adverse opinion, or a disclaimer of opinion, or was their opinion qualified or modified as to audit scope, or accounting principles for the two years ended September 30, 2011 and 2010. However the opinions did contain an unqualified modified opinion with respect to a “going concern” uncertainty in the auditors’ opinions for the years ended September 30, 2011 and 2010.
(iii)	The decision to change certifying accountants was made based upon recommendation made by the Audit Committee of the Registrant and passed by resolution of the Board of Directors of the Registrant on May 8, 2012.
(iv)	During the registrant's two most recent fiscal years, ended September 30, 2011 and 2010, and all subsequent interim periods preceding May 8, 2012, the date of change of certifying accountant, there were no disagreements, resolved or not, with Gruber & Company, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of Gruber& Company would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the consolidated financial statements of the Registrant; and there were no reportable events as defined in item 304(a)(1)(v) of Regulation S-K.
(v)	The Registrant has authorized without limitation Gruber & Company, its former accountant, to respond fully to the inquiries of the successor accountant concerning any matter falling within the scope of the successor accountant's services to be provided to the Registrant.
(vi)	The Registrant is not aware of any issues that had not been resolved to the satisfaction of Gruber & Company prior to the Registrant's deciding not to renew the Gruber & Company engagement on May 8, 2012.

(a)(2) Engagement of New Independent Accountant

Effective May 8, 2012, and acting upon the recommendation of the Audit Committee of Cellynx Group, Inc., the Board of Directors of Cellynx Group, Inc. passed a resolution and engaged Thomas J. Harris, CPA as auditor for the Registrant’s consolidated financial statements for the year ended September 30, 2012, and to review the financial statements for the interim subsequent periods beginning with the quarter ended March 31, 2012.

During the Registrant's two most recent fiscal years, and any subsequent interim period prior to engaging the Registrants new independent accountant, Thomas J. Harris, CPA, neither the Registrant nor anyone acting on its behalf have consulted Thomas J. Harris, CPA with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Registrant's financial statements; (iii) acting as the principle accountant or to audit the financial statements of the Registrant (iv) acting as a consultant to the Registrant.

The Registrant has requested Thomas J. Harris, CPA to review the disclosure required by this Item 4.01 before it is filed with the Commission and has provided Thomas J. Harris, CPA the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respects in which it does not agree with the statements made by the Registrant in this Current Report. The newly engaged accountant has indicated to the Registrant that no such letter will be issued.

Concurrently with its filing of this current report with the Commission, the Registrant has provided Gruber & Company with a copy of the disclosures it is making in response to this Item 4.01, together with a request that Gruber & Company furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant herein and, if not, stating the respects in which it does not agree. A copy of the letter dated July 11, 2012, furnished by Gruber & Company in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01                    Financial Statements and Exhibits

Exhibit

Number               Description

16.1                      Letter from Gruber & Company dated July 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLYNX GROUP, INC. (Registrant)

Date: July 11, 2012	By:	/s/ Norman W. Collins, Sr.
Name: Norman W. Collins, Sr.
Title: Chief Executive Officer